UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):         June 21, 2006

COMMUNITY PARTNERS BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	000-51889	20-3700861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1250 Highway 35 South, Middletown, New Jersey	07748
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:        (732) 706-9009

Not Applicable
(Former Name of Former Address, if Changed Since Last Report)

              Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 21, 2006, the Severance Agreement between The Town Bank and Edwin Wojtaszek, dated as of December 4, 2002, as amended, and the Severance Agreement between The Town Bank and Robert W. Dowens, Sr., dated as of December 4, 2002, as amended, were amended solely to extend the term of each agreement to September 30, 2006. Copies of the Amended and Restated Severance Agreements are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Item 2.02  Results of Operations and Financial Condition.

On July 21, 2006, Community Partners Bancorp issued a press release reporting earnings and other financial results for the second quarter and six months ended June 30, 2006. A copy of the press release is attached and is being furnished as Exhibit 99.

Item 8.01 Other Events.

In the press release referred to in Item 2.02 of this Form 8-K, Community Partners Bancorp also announced that on July 18, 2006, its Board of Directors approved a 3% stock dividend payable September 1, 2006 to shareholders of record as of August 18, 2006.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Amended and Restated Severance Agreement between The Town Bank and Edwin Wojtaszek, dated as of December 4, 2002

	10.2	Amended and Restated Severance Agreement between The Town Bank and Robert W. Dowens, Sr., dated as of December 4, 2002

	99	Press Release of Community Partners Bancorp, dated July 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY PARTNERS BANCORP

Date:	July 21, 2006	By:	/s/ BARRY B. DAVALL
Name: Barry B. Davall
Title: President and CEO

EXHIBIT INDEX

Exhibit No.	Title

10.1	Amended and Restated Severance Agreement between The Town Bank and Edwin Wojtaszek, dated as of December 4, 2002
10.2	Amended and Restated Severance Agreement between The Town Bank and Robert W. Dowens, Sr., dated as of December 4, 2002
99	Press Release of Community Partners Bancorp, dated July 21, 2006